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                                                                EXHIBIT 10(a)

STEPHEN E. ROTH
DIRECT LINE: (202) 383-0158
Internet:sroth@sablaw.com


                                August 17, 2001

Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

                Re:     National Variable Annuity Account II

Ladies and Gentlemen:

        We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 to the Registration Statement on Form N-4 by National Variable Annuity Account II for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SUTHERLAND ASBILL & BRENNAN LLP


                                     By:    /s/ STEPHEN E. ROTH
                                            -------------------------
                                                Stephen E. Roth